Exhibit 99.1

NEWS From:

STEWART INFORMATION SERVICES CORPORATION

P.O. Box 2029, Houston, Texas 77252-2029

www.stewart.com

Contact:	David Hisey, CFO, (713) 625-8043 Kathryn Bass, Investor Relations, (713) 625-8633

F O R I M M E D I A T E R E L E A S E

STEWART INFORMATION SERVICES CORPORATION

DECLARES FOURTH QUARTER DIVIDEND

HOUSTON (December 2, 2024) - Stewart Information Services Corporation (NYSE:STC) today announced that its Board of Directors declared a cash dividend of $0.50 per share for the fourth quarter 2024, payable December 30, 2024, to common stockholders of record on December 16, 2024.

About Stewart

Stewart Information Services Corporation (NYSE:STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage industry, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. Learn more at stewart.com. ST-IR

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